QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.25

SECURITY AGREEMENT

        This SECURITY AGREEMENT (the "Security Agreement"), is made as of April 14, 2005 (the "Effective Date"), by and among Information Services Extended, Inc., a Delaware corporation ("Grantor"), Kevin Kimberlin Partners, L.P., a Delaware limited partnership ("Kimberlin"), as lender, and Kimberlin, as agent for itself and any third party as provided for herein (a "Third Party and together with Kimberlin, "Lenders") (in such capacity, "Agent").

BACKGROUND

        A.    On June 7, 2002, Grantor executed and delivered to Wachovia Bank, N.A. ("Wachovia"), as lender, a certain promissory note (the "Old Note") in the aggregate principal amount of $12,080,000.00, which modified and replaced that certain promissory note dated April 2, 2002 made by Grantor and payable to the order of Wachovia, as lender, in the aggregate principal amount of $11,650,000.00.

        B.    Wachovia later assigned the rights and delegated the duties under the Old Note to Kimberlin.

        C.    In connection with that certain Stock Purchase Agreement (the "Purchase Agreement") dated as of April 14, 2005, among Aptas Inc., a Delaware corporation ("Aptas"), and certain shareholders of Grantor, pursuant to which Aptas purchased from such shareholders of Grantor, the number of shares of common stock, $0.01 par value per share, representing 100% of the issued and outstanding shares of capital stock of Grantor, Grantor executed and delivered to Kimberlin a certain amended and restated secured convertible promissory note (the "Kimberlin Note") in the aggregate principal amount of $14,764,285.39 payable to the order of Kimberlin, which Kimberlin Note amended and restated the Old Note.

        D.    After the date hereof, Kimberlin may assign a portion of the Kimberlin Note, pursuant to and in accordance with the terms thereof, to one or more Third Parties, at which time the Kimberlin Note will be cancelled and replaced with a new note (the "Replacement Kimberlin Note") and a new note(s) payable to the Third Party (the "Third Party Note") (the Kimberlin Note, the Replacement Kimberlin Note, and the Third Party Note, are hereinafter collectively referred to as the "Notes"). The Notes, together with any other loan documents and instruments related thereto, are hereinafter collectively referred to as the "Loan Documents." The Notes evidence the obligations of Grantor (the "Obligations") for the full and prompt payment of all principal plus accrued interest on the Notes.

        E.    In order to induce Kimberlin to accept the Kimberlin Note and to induce the Third Party to accept a Third Party Note, Grantor has agreed to grant a continuing Lien on the Collateral (as hereinafter defined) to secure the Obligations.

        NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1.    DEFINED TERMS.

        All capitalized terms used but not otherwise defined herein have the meanings given to them in the Loan Documents. In addition, the following terms shall have the following meanings (such meanings being equally applicable to both singular and plural forms of the terms defined):

        "Contracts" means all contracts (including any customer, vendor, supplier, service or maintenance contract), leases, licenses, undertakings, purchase orders, permits, franchise agreements or other agreements (other than any right evidenced by Chattel Paper, Documents or Instruments), whether in written or electronic form, in or under which Grantor now holds or hereafter acquires any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

        "Intellectual Property" means any intellectual property, in any medium, of any kind or nature whatsoever, now or hereafter owned or acquired or received by Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest, and shall include, in any event, any copyright, trademark, patent, trade secret, customer list, marketing plan, internet domain name (including any right related to the registration thereof), proprietary or confidential information, mask work, source, object or other programming code, invention (whether or not patented or patentable), technical information, procedure, design, knowledge, know-how, software, data base, data, skill, expertise, recipe, experience, process, model, drawing, material or record.

        "Lien" means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

        All other terms contained in this Security Agreement, unless the context indicates otherwise, have the meanings provided for by the New York Uniform Commercial Code ("UCC") to the extent the same are used or defined therein.

        2.    GRANT OF LIEN.

        (a)   To secure the prompt and complete payment, performance and observance of all of the Obligations, Grantor hereby grants, assigns, conveys, mortgages, pledges, hypothecates and transfers to Agent, for itself and the benefit of Lenders, a Lien upon all of its right, title and interest in, to and under all personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of Grantor (including under any trade names, styles or derivations thereof), and whether owned or consigned by or to, or leased from or to, Grantor, and regardless of where located (all of which being hereinafter collectively referred to as the "Collateral"), including:

            (i)  all Accounts (including, without limitation, all Accounts arising from certain existing maintenance and service agreements and customer contracts of Grantor);

           (ii)  all Chattel Paper;

          (iii)  all Documents;

          (iv)  all General Intangibles (including payment intangibles, Intellectual Property and Software);

           (v)  all Goods (including Inventory, Equipment and Fixtures);

          (vi)  all Instruments;

         (vii)  all Investment Property;

        (viii)  all Deposit Accounts and all other bank accounts and all deposits therein;

          (ix)  all money, cash or cash equivalents;

           (x)  all Supporting Obligations and Letter-of-Credit Rights;

          (xi)  all commercial tort claims;

         (xii)  to the extent not otherwise included, all Proceeds, tort claims, insurance claims and other rights to payments not otherwise included in the foregoing and products of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of, each of the foregoing; and

        (xiii)  all books and records evidencing or relating to the foregoing, including, without limitation, billing records of every kind and description, customer lists, data storage and processing media, software and related material, including printouts, punch cards and tab runs (the "Books and Records").

        Notwithstanding the foregoing provisions of this Section 2, the grant, assignment and transfer of a security interest as provided herein shall not extend to, and the term "Collateral" shall not include any of the following (collectively, "Excluded Collateral"): (a) "intent-to-use" trademarks at all times until the first use thereof, whether by the actual use thereof in commerce, the recording of a statement of use with the United States Patent and Trademark Office or otherwise or (b) any Contract, Instrument or Chattel Paper in which Grantor has any right, title or interest if and to the extent such Contract, Instrument or Chattel Paper includes a provision containing a restriction on assignment such that the creation of a security interest in the right, title or interest of Grantor therein would be prohibited and would, in and of itself, cause or result in a default thereunder enabling another person party to such Contract, Instrument or Chattel Paper to enforce any remedy with respect thereto; provided that the foregoing exclusion shall not apply if (i) such prohibition has been waived or such other person has otherwise consented to the creation hereunder of a security interest in such Contract, Instrument or Chattel Paper or (ii) such prohibition would be rendered ineffective pursuant to Sections 9-407(a) or 9-408(a) of the UCC, as applicable and as then in effect in any relevant jurisdiction, or any other applicable law (including the United States Bankruptcy Code) or principles of equity); provided further that immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and Grantor shall be deemed to have granted a security interest in, all its rights, title and interests in and to such Contract, Instrument or Chattel Paper as if such provision had never been in effect; and provided further that the foregoing exclusion shall in no way be construed so as to limit, impair or otherwise affect Agent's unconditional continuing security interest in and to all rights, title and interests of Grantor in or to any payment obligations or other rights to receive monies due or to become due under any such Contract, Instrument or Chattel Paper and in any such monies and other proceeds of such Contract, Instrument or Chattel Paper.

        (b)   In addition, to secure the prompt and complete payment, performance and observance of the Obligations and in order to induce Agent and Lenders as aforesaid, Grantor hereby grants to Agent, for itself and the benefit of Lenders, a right of setoff against the property of Grantor held by Agent or any Lender, consisting of property described above in Section 2(a) now or hereafter in the possession or custody of or in transit to Agent or any Lender, for any purpose, including safekeeping, collection or pledge, for the account of Grantor, or as to which Grantor may have any right or power; provided that such right shall only to be exercised after an Event of Default has occurred and is continuing.

        3.    AGENT'S AND LENDERS' RIGHTS: LIMITATIONS ON AGENT'S AND LENDERS' OBLIGATIONS.

        (a)   It is expressly agreed by Grantor that, anything herein to the contrary notwithstanding, Grantor shall remain liable under each of its Contracts and each of its licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder. Neither Agent nor any Lender shall have any obligation or liability under any Contract or license by reason of or arising out of this Security Agreement or the granting herein of a Lien thereon or the receipt by Agent or any Lender of any payment relating to any Contract or license pursuant hereto. Neither Agent nor any Lender shall be required or obligated in any manner to perform or fulfill any of the obligations of Grantor under or pursuant to any Contract or license, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract or license, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

        (b)   Agent may, at any time after an Event of Default has occurred and is continuing without prior notice to Grantor, notify Account Debtors and other Persons obligated on the Collateral that Agent has a security interest therein, and that payments shall be made directly to Agent. Upon the request of Agent following an Event of Default, that has occurred and is continuing, Grantor shall so notify Account Debtors and other Persons obligated on Collateral. Once any such notice has been given to any Account Debtor or other Person obligated on the Collateral, Grantor shall not give any contrary instructions to such Account Debtor or other Person (i) without Agent's prior written consent or (ii) until no Event of Default is then continuing. Furthermore, at any time after an Event of Default has occurred and is continuing without prior notice to Grantor, the Agent shall be entitled to give any bank with which one or more Deposit Accounts are maintained by Grantor, instructions as to the withdrawal or disposition of any funds from time to time credited to any Deposit Account, or as to any other matters relating to any Deposit Account or any other Collateral, without further consent from Grantor.

        (c)   Agent may at any time after an Event of Default has occurred and is continuing in Agent's own name, in the name of a nominee of Agent or in the name of Grantor, communicate (by mail, telephone, facsimile or otherwise) with Account Debtors, parties to Contracts and obligors in respect of Instruments to verify with such Persons, to Agent's satisfaction, the existence, amount terms of, and any other matter relating to, Accounts, Instruments, Chattel Paper and/or payment intangibles.

        4.    REPRESENTATIONS AND WARRANTIES. Grantor represents and warrants that:

        (a)   Grantor has rights in and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder free and clear of any and all Liens other than Permitted Encumbrances. "Permitted Encumbrance" means: (a) Liens in favor of Agent; (b) any Liens existing on the date of this Security Agreement and set forth on Schedule III attached hereto; (c) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings; (d) Liens (i) upon or in any Equipment acquired or held by Grantor to secure the purchase price of such Equipment or indebtedness (including capital leases) incurred solely for the purpose of financing the acquisition of such Equipment or (ii) existing on such Equipment at the time of its acquisition, provided that the Lien is confined solely to the Equipment so acquired, improvements thereon and the Proceeds of such Equipment; (c) leases or subleases and licenses or sublicenses granted to others in the ordinary course of Grantor's business; (f) any right, title or interest of a licensor under a license; (g) Liens arising from judgments, decrees or attachments that have been stayed or bonded within fifteen (15) days after notice thereof; (h) easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and other similar Liens affecting real property not interfering in any material respect with the ordinary conduct of the business of Grantor; (i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (j) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; (k) Liens in favor of a depository bank or a securities intermediary pursuant to such depository bank's or securities intermediary's customary customer account agreement; provided that any such Liens shall at no time secure any indebtedness or obligations other than customary fees and charges payable to such depository bank or securities intermediary; (l) Liens pursuant to the terms of customer contracts entered into in the ordinary course of Grantor's business if such do not interfere in any material respect with the business of Grantor; (m) statutory or common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other similar Liens, arising in the ordinary course of business and securing obligations that are not yet delinquent or are being contested in good faith by appropriate proceedings; (n) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds, and other obligations of like nature, in each case, in the ordinary course of business; (o) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (p) Liens not otherwise permitted, which Liens do not in the aggregate exceed $250,000 at any one time; and (q) Liens incurred in connection with the extension, renewal or refinancing of indebtedness secured by Liens permitted under the preceding clauses, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

        (b)   No effective security agreement, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed (i) by Grantor in favor of Agent pursuant to this Security Agreement or the other Loan Documents, and (ii) in connection with any other Permitted Encumbrances.

        (c)   This Security Agreement is effective to create a valid and continuing Lien on and, upon the filing of the appropriate financing statements listed on Schedule I hereto, a perfected Lien in favor of Agent, for itself and the benefit of Lenders, on the Collateral to the extent a Lien may be perfected by filing pursuant to the Delaware UCC. Such Lien is prior to all other Liens, except Permitted Encumbrances that would be prior to Liens in favor of Agent for the benefit of Agent and Lenders, and is enforceable as such as against any and all creditors of and purchasers from Grantor (other than purchasers, lessees of Inventory, and licensees in the ordinary course of business). Upon the filing of appropriate financing statements listed on Schedule I hereto, all action by Grantor necessary or desirable to protect and perfect such Lien on each item of the Collateral has been duly taken to the extent a Lien may be perfected by filing such financing statements.

        (d)   Grantor has no interest in, or title to, any patent, trademark or copyright except as set forth in Schedule II hereto. This Security Agreement is effective to create a valid and continuing Lien on and, upon filing of copyright security agreements with the United States Copyright Office and filing of patent security agreements and trademark security agreements with the United States Patent and Trademark Office and filing of appropriate financing statements listed on Schedule I hereto, perfected Liens in favor of Agent on Grantor's patents, trademarks and copyrights and such perfected Liens are enforceable as such as against any and all creditors of and purchasers from Grantor. Upon filing of copyright security agreements with the United States Copyright Office and filing of patent security agreements and trademark security agreements with the United States Patent and Trademark Office and the filing of appropriate financing statements listed on Schedule I hereto, all action necessary or desirable to protect and perfect Agent's Lien on Grantor's patents, trademarks or copyrights shall have been duly taken.

5.
COVENANTS. Grantor covenants and agrees with Agent, for the benefit of Agent and Lenders, that from and after the date of this Security Agreement and until the termination date:

        (a)    Further Assurances: Pledge of Instruments: Chattel Paper.

            (i)  At any time and from time to time, upon the written request of Agent and at the sole expense of Grantor, Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further actions as Agent may reasonably deem desirable to obtain the full benefits of this Security Agreement and of the rights and powers herein granted, including: (A) using its commercially reasonable efforts to secure all consents and approvals reasonably necessary or appropriate for the collateral assignment to or for the benefit of Agent of any license or Contract held by Grantor and to enforce the security interests granted hereunder; and (B) filing any financing or continuation statements under the UCC with respect to the Liens granted hereunder or under any other Loan Document.

           (ii)  Upon the written request of Agent, Grantor shall deliver to Agent all Collateral consisting of negotiable Documents, certificated securities, Chattel Paper and Instruments (in each case, accompanied by stock powers, allonges or other instruments of transfer executed in blank) promptly after Grantor receives the same.

          (iii)  Grantor, upon becoming the beneficiary of a letter of credit, shall promptly notify Agent thereof and enter into a tri-party agreement with Agent and the issuer and/or confirming bank with respect to Letter-of-Credit Rights collaterally assigning such Letter-of-Credit Rights to Agent, all in form and substance reasonably satisfactory to Agent.

          (iv)  Grantor shall take all steps necessary to grant the Agent control of all electronic chattel paper in which Grantor has rights in accordance with the UCC.

           (v)  Grantor hereby irrevocably authorizes the Agent at any time and from time to time to file in any filing office any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether Grantor is an organization, the type of organization and any organization identification number and federal tax identification number issued to Grantor, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Grantor agrees to furnish to the Agent promptly upon request any such information as is required to complete any such financing statement or amendment. Grantor also ratifies its authorization for the Agent to have filed in any UCC jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

          (vi)  Grantor shall promptly notify Agent of any commercial tort claim (as defined in the UCC) acquired by it and unless otherwise consented by Agent, Grantor shall enter into a supplement to this Security Agreement, granting to Agent a Lien in such commercial tort claim.

        (b)   Maintenance of Records. Grantor shall keep and maintain, at its own cost and expense, satisfactory and complete records of the Collateral, including a record of any and all payments received and any and all credits granted with respect to the Collateral and all other dealings with the Collateral.

        (c)    Covenants Regarding Patent, Trademark and Copyright Collateral.

            (i)  Grantor shall notify Agent immediately if it knows or has reason to know that any application or registration relating to any material patent, trademark or copyright (now or hereafter existing) may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding Grantor's ownership of any material patent, trademark or copyright, its right to register the same, or to keep and maintain the same.

           (ii)  Grantor agrees that should it obtain an ownership interest in any material patent, trademark or copyright, Grantor will provide the Agent with prompt written notice thereof, and Grantor shall execute and deliver any and all patent security agreements, copyright security agreements or trademark security agreements as Agent may reasonably request to evidence Agent's Lien on such patent, trademark or copyright, and the General Intangibles of Grantor relating thereto or represented thereby.

          (iii)  Grantor shall take all actions necessary or reasonably requested by Agent to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of the material patents, trademarks and copyrights (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings.

          (iv)  In the event that any material patent, trademark or copyright Collateral is infringed upon, or misappropriated or diluted by a third party, Grantor shall promptly notify Agent. Grantor shall take such action at its expense, as Grantor deems reasonable under the circumstances to protect or enforce its rights, including, without limitation, suing for infringement, or misappropriation and for an injunction against such infringement or misappropriation.

        (d)   Indemnification. In any suit, proceeding or action brought by Agent or any Lender relating to any Collateral for any sum owing with respect thereto or to enforce any rights or claims with respect thereto, Grantor will save, indemnify and keep Agent and Lenders harmless from and against all expense (including reasonable attorneys' fees and expenses), loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the Account Debtor or other Person obligated on the Collateral, arising out of a breach by Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from Grantor, except in the case of Agent or any Lender, to the extent such expense, loss, or damage is attributable to the gross negligence or willful misconduct of Agent or such Lender, as finally determined by a court of competent jurisdiction. All such obligations of Grantor shall be and remain enforceable against and only against Grantor and shall not be enforceable against Agent or any Lender.

        (e)   Compliance with Terms of Accounts, etc. In all material respects, Grantor will perform and comply with all obligations in respect of the Collateral and all other agreements to which it is a party or by which it is bound relating to the Collateral.

        (f)    Limitation on Liens on Collateral. Grantor will not create, permit or suffer to exist, and Grantor will defend the Collateral against, and take such other action as is necessary to remove, any Lien on the Collateral [except Permitted Encumbrances], and will defend the right, title and interest of Agent and Lenders in and to any of Grantor's rights under the Collateral against the claims and demands of all Persons whomsoever.

        (g)   Further Identification of Collateral. Grantor will, if so requested by Agent, furnish to Agent, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Agent may reasonably request, all in such reasonable detail as Agent may specify.

        (h)   Notices. Grantor will advise Agent promptly, in reasonable detail, (i) of any Lien (other than Permitted Encumbrances) or claim made or asserted against any of the Collateral, and (ii) of the occurrence of any other event which would have a material adverse effect on the aggregate value of the Collateral or on the Liens created hereunder or under any other Loan Document.

        (i)    No Reincorporation. Grantor shall notify the Agent if it reincorporates or reorganizes itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the date hereof.

        (j)    Terminations; Amendments Not Authorized. Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement indicating the Collateral without the prior written consent of Agent and agrees that it will not do so without the prior written consent of Agent, subject to Grantor's rights under Section 9-509(d)(2) of the UCC.

        6.     AGENT'S APPOINTMENT AS ATTORNEY-IN-FACT. In addition to any other powers of attorney contained herein, Grantor hereby appoints Agent, its nominee, or any other person whom Agent may designate Grantor's attomey-in-fact, with full power and authority effective upon the occurrence and during the continuance of any Event of Default to ask, demand, collect, receive, receipt for, sue for, compound and give acquittance for any and all sums or properties which may be or become due, payable or distributable in respect of the Collateral or any part thereof, with full power to settle, adjust or compromise any claim in respect of the Collateral as fully as Grantor could itself do, to endorse or sign Grantor's name on any assignments, stock powers or other instruments of transfer and on any checks, notes, acceptances, money orders, drafts, and any other forms of payment or security in respect of the Collateral that may come into Agent's possession and on all documents of satisfaction, discharge or receipt required or requested in connection therewith, and, in its reasonable discretion, to file any claim or take any other action or proceeding, either in its own name or in the name of Grantor, or otherwise, which Agent deems necessary to collect or otherwise realize upon all or any part of the Collateral, or effect a transfer thereof, or which may be necessary to protect and preserve the right, title, and interest of Agent in and to such Collateral and the security intended to be afforded hereby. Grantor hereby ratifies and approves all acts of any such attorney-in-fact and agrees that neither Agent nor any such attorney-in-fact will be liable for any such acts or omissions nor for any error of judgment or mistake of fact or law other than such person's gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction. Agent may file one or more financing statements disclosing its security interest in all or any part of the Collateral without Grantor's signature appearing thereon, and Grantor also hereby grants Agent a power of attorney to execute any such financing statements, and any amendments or supplements thereto, on behalf of Grantor without notice thereof to Grantor. The foregoing powers of attorney, being coupled with an interest, are irrevocable until the termination date.

        7.    REMEDIES: RIGHTS UPON DEFAULT.

        (a)   In addition to all other rights and remedies granted to it under this Security Agreement, the other Loan Documents and under any other instrument or agreement securing, evidencing or relating to any of the Obligations, if any Event of Default under the Note shall have occurred and be continuing, Agent may exercise all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, Grantor expressly agrees that upon the occurrence and during the continuation of an Event of Default, Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may forthwith enter upon the premises of Grantor where any Collateral is located through self-help, without judicial process, without first obtaining a final judgment or giving Grantor or any other Person notice and opportunity for a hearing on Agent's claim or action and may collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, license, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at a public or private sale or sales, at any exchange at such prices as it may deem acceptable, for cash or on credit or for future delivery without assumption of any credit risk. Agent or any Lender shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of Agent and Lenders, the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption Grantor hereby releases. Such sales may be adjourned and continued from time to time with or without notice. Agent shall have the right to conduct such sales on Grantor's premises or elsewhere and shall have the right to use Grantor's premises without charge for such time or times as Agent deems necessary or advisable.

        If any Event of Default shall have occurred and be continuing, Grantor further agrees, at Agent's request, to assemble the Collateral and make it available to Agent at a place or places designated by Agent which are reasonably convenient to Agent and Grantor, whether at Grantor's premises or elsewhere. Until Agent is able to effect a sale, lease, or other disposition of Collateral, and so long as an Event of Default shall have occurred and be continuing, Agent shall have the right to hold or use the Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by Agent. Agent shall have no obligation to Grantor to maintain or preserve the rights of Grantor as against third parties with respect to Collateral while Collateral is in the possession of Agent. So long as an Event of Default shall have occurred and be continuing, Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of Agent's remedies (for the benefit of Agent and Lenders), with respect to such appointment. Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale to the Obligations as provided herein and in the Notes, and only after so paying over such net proceeds, and after the payment by Agent of any other amount required by any provision of law, shall Agent account for the surplus, if any, to Grantor. To the maximum extent permitted by applicable law, Grantor waives all claims, damages, and demands against Agent or any Lender arising out of the repossession, retention or sale of the Collateral except such as arise out of the gross negligence or willful misconduct of Agent or such Lender, as finally determined by a court of competent jurisdiction. Grantor agrees that ten (10) days prior written notice by Agent of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. Grantors shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Obligations, including any attorneys' fees and other expenses incurred by Agent or any Lender to collect such deficiency.

        (b)   Except as otherwise specifically provided herein, Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

        (c)   To the extent that applicable law imposes duties on the Agent to exercise remedies in a commercially reasonable manner, Grantor acknowledges and agrees that it is not commercially unreasonable for the Agent (i) to fail to incur expenses reasonably deemed significant by the Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as the Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Agent against risks of loss, collection or disposition of Collateral or to provide to the Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Agent in the collection or disposition of any of the Collateral. Grantor acknowledges that the purpose of this Section 7(c) is to provide non-exhaustive indications of what actions or omissions by the Agent would not be commercially unreasonable in the Agent's exercise of remedies against the Collateral and that other actions or omissions by the Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 7(c). Without limitation upon the foregoing, nothing contained in this Section 7(c) shall be construed to grant any rights to Grantor or to impose any duties on Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 7(c).

        (d)   Neither the Agent nor the Lenders shall be required to make any demand upon, or pursue or exhaust any of their rights or remedies against, Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof. Neither the Agent nor the Lenders shall be required to marshal the Collateral or any guarantee of the Obligations or to resort to the Collateral or any such guarantee in any particular order, and all of its and their rights hereunder or under any other Loan Document shall be cumulative. To the extent it may lawfully do so, Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Agent or any Lender, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise.

        (e)   All proceeds from the disposition of the Collateral shall be applied: (i) first, to the payment of all Obligations owing with respect to the Third Party Note (pro rata amongst the Lenders of the Third Party Note, to the extent the same has been divided into multiple Notes, based on the respective principal amount held by each such Lender of a portion of the Third Party Note); and (ii) second, to the payment of all Obligations owing with respect to the Kimberlin Note (pro rata amongst the Lenders of the Kimberlin Note, to the extent the same has been divided into multiple Notes, based on the respective principal amount held by each such Lender of a portion of the Kimberlin Note).

        8.     GRANT OF LICENSE TO USE INTELLECTUAL PROPERTY COLLATERAL. For the sole purpose of enabling Agent to exercise rights and remedies under Section 7 hereof (including, without limiting the terms of Section 7 hereof, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of Collateral) at such time as Agent shall be lawfully entitled to exercise such rights and remedies, and so long as an Event of Default has occurred and is continuing, Grantor hereby grants to Agent, for the benefit of Agent and Lenders, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to Grantor) to use, license or sublicense any intellectual property now owned or hereafter acquired by Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, provided that any proceeds of such use, license or sublicense shall be applied towards payment of the Obligations.

        9.     LIMITATION ON AGENT'S AND LENDERS' DUTY IN RESPECT OF COLLATERAL. Agent and each Lender shall use reasonable care with respect to the Collateral in its possession or under its control. Neither Agent nor any Lender shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of Agent or such Lender, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

        10.   REINSTATEMENT. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Grantor for liquidation or reorganization, should Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of Grantor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

        11.   NOTICES. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Security Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Notes.

        12.   SEVERABILITY. Whenever possible, each provision of this Security Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Security Agreement. This Security Agreement is to be read, construed and applied together with the Notes and the other Loan Documents which, taken together, set forth the complete understanding and agreement of Agent, Lenders and Grantor with respect to the matters referred to herein and therein.

        13.   NO WAIVER: CUMULATIVE REMEDIES. Neither Agent nor any Lender shall by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Agent and then only to the extent therein set forth. A waiver by Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Agent would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of Agent or any Lender, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Agent and Grantor.

        14.   LIMITATION BY LAW. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

        15.   TERMINATION OF THIS SECURITY AGREEMENT. Subject to Section 10 hereof, this Security Agreement shall terminate upon satisfaction in full of the Obligations (which may include conversion of the Notes in accordance with their terms), and Agent shall thereupon, at the cost and expense of Grantor, execute and deliver to Grantor all such documents and instruments as shall be necessary to evidence termination of this Security Agreement and the security interests created.

        16.   SUCCESSORS AND ASSIGNS. This Security Agreement and all obligations of Grantors hereunder shall be binding upon the successors and assigns of Grantor (including any debtor-in-possession on behalf of Grantor) and shall, together with the rights and remedies of Agent, for the benefit of Agent and Lenders, hereunder, inure to the benefit of Agent and Lenders, all future holders of any instrument evidencing any of the Obligations and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to Agent, for the benefit of Agent and Lenders, hereunder. Grantor may not assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Security Agreement except to Aptas.

        17.   COUNTERPARTS. This Security Agreement may be authenticated in any number of separate counterparts, each of which shall collectively and separately constitute one agreement. This Security Agreement may be authenticated by manual signature, facsimile or, if approved in writing by Agent, electronic means, all of which shall be equally valid.

        18.   GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS SECURITY AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. GRANTOR HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, STATE OF NEW YORK, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES AMONG GRANTOR, AGENT AND LENDERS PERTAINING TO THIS SECURITY AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, PROVIDED, THAT AGENT, LENDERS AND GRANTOR ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY, AND, PROVIDED, FURTHER, NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT. GRANTOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND GRANTOR HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. GRANTOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO GRANTOR AT THE ADDRESS SET FORTH IN THE APTAS ASSIGNMENT AND ASSUMPTION AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

        19.   WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT DISPUTES ARISING HEREUNDER OR RELATING HERETO BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG AGENT, LENDERS, AND GRANTOR ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED IN CONNECTION WITH, THIS SECURITY AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO.

        20.   SECTION TITLES. The Section titles contained in this Security Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

        21.   NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Security Agreement. In the event an ambiguity or question of intent or interpretation arises, this Security Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Security Agreement.

        22.   ADVICE OF COUNSEL. Each of the parties represents to each other party hereto that it has discussed this Security Agreement and, specifically, the provisions of Section 18 and Section 19, with its counsel.

        23.   BENEFIT OF LENDERS. All Liens granted or contemplated hereby shall be for the benefit of Agent, individually, and Lenders, and all proceeds or payments realized from Collateral in accordance herewith shall be applied to the Obligations in accordance with the terms of the Note.

        24.   EXISTING SECURITY AGREEMENT. This Security Agreement amends and restates in its entirety the Pledge and Security Agreement dated as of July 16, 2002 by and between Grantor and Kimberlin.

        IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

GRANTOR:
INFORMATION SERVICES EXTENDED, INC.
By:	/s/ S. Klein Name: S. KLEIN Title: CFO
AGENT:
KEVIN KIMBERLIN PARTNERS, L.P.
By:	/s/ Kevin Kimberlin Its Duly Authorized Signatory

SCHEDULE I
to
SECURITY AGREEMENT

FILING JURISDICTIONS
Delaware

SCHEDULE II
to
SECURITY AGREEMENT

Grantor	Patents and Patent Applications	Trademarks and Trademark Applications	Copyrights

SCHEDULE III
to
SECURITY AGREEMENT

QuickLinks

  Exhibit 10.25
SECURITY AGREEMENT